Exhibit 10.1

EXECUTION VERSION

SECOND AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

This SECOND AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT, dated as of January 24, 2019 (this “Amendment”), among 21st Century Fox America, Inc., a Delaware corporation (the “Borrower”), Twenty-First Century Fox, Inc., a Delaware corporation (the “Parent Guarantor”) and the Lenders under the Credit Agreement (each as defined below) party hereto amends the Amended and Restated Credit Agreement, dated as of May 21, 2015 (as amended by the First Amendment to Amended and Restated Credit Agreement, dated as of December 22, 2016, and as further amended, restated, amended and restated, supplemented or otherwise modified from time to time, including all Schedules and Exhibits thereto, the “Credit Agreement”) by and among, inter alios, the Borrower, the Parent Guarantor, the lenders party thereto from time to time (hereinafter collectively referred to as the “Lenders”), the issuing banks party thereto from time to time (hereinafter collectively referred to as the “Issuing Banks”), JPMorgan Chase Bank, N.A. (“JPMCB”) and Citibank, N.A., as co-administrative agents, and JPMCB, as designated agent (the “Designated Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor and the Lenders party hereto constituting the Required Lenders wish to amend the Credit Agreement as set forth herein.

NOW THEREFORE, in consideration of the foregoing recital, mutual agreements contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Parent Guarantor and the Lenders party hereto hereby agree as follows:

Section 1. Defined Terms. All capitalized terms used but not defined in this Amendment shall have the respective meanings specified in the Credit Agreement.

Section 2. Amendments to the Credit Agreement. Subject to the satisfaction of the conditions set forth in Section 3 of this Amendment, the following amendments shall be made to the Credit Agreement:

(a) Additional Definitions. The following definitions shall be inserted in alphabetical order in Section 1.01 of the Credit Agreement:

“Merger Agreement” means that certain Amended and Restated Agreement and Plan of Merger, dated as of June 20, 2018, by and among, inter alios, the Parent Guarantor and The Walt Disney Company.

“Separation” has the meaning specified in the Merger Agreement as in effect on June 20, 2018.

“Separation Debt” means any Debt incurred by one or more Subsidiaries of any Loan Party the proceeds of which are to be used to finance the Separation and the transactions related thereto (including the Pre-Distribution Dividend (as defined in the Merger Agreement)), including the payment of fees and expenses related thereto.

(b) Amended Sections.

(i) Clause (b) of Section 5.02 is amended to add the following immediately before the period at the end thereof: “(it being understood and agreed that the Transactions (as defined in the Merger Agreement) shall be permitted under this Section 5.02(b) and the Commitments shall terminate on the date on which the Mergers (as defined in the Merger Agreement) become effective)”

(ii) Clause (e) of Section 5.02 of the Credit Agreement is amended to delete the “and” after clause (vi), renumber existing clause (vii) as clause (viii) and add the following as a new clause (vii):

“(vii) prior to the consummation of the Separation, any Separation Debt; and”

(iii) Section 5.03 of the Credit Agreement is amended and restated in its entirety as follows:

“Section 5.03. Financial Covenant. So long as any Advance shall remain unpaid or any Lender shall have any Commitment hereunder, the Parent Guarantor will maintain a ratio (the “Operating Income Leverage Ratio” ) determined on the last day of each fiscal quarter of the Parent Guarantor for the Rolling Period then ended of (i) the aggregate principal amount, without duplication, of (A) Consolidated Debt of the Parent Guarantor described in clauses (a), (c) and (e) of the definition of Debt, plus (B) Excess Guaranty Debt plus (C) preference shares that constitute debt under GAAP to (ii) Consolidated Adjusted Operating Income of the Parent Guarantor for such Rolling Period of not more than 4.5 to 1.0.

For purposes of calculating the aggregate principal amount of Consolidated Debt of the Parent Guarantor on any such date, (i) there shall be excluded from such calculation (A) any amount in respect of Investment Preferred Stock, Permitted Film Financings and Negative Pickup Arrangements and Capitalized Lease Obligations incurred in connection with the leasing of satellite transponders and (B) prior to the consummation of the Separation, any Separation Debt, and (ii) the currency exchange rate used for such calculation shall be the rate used in the annual or quarterly statement of financial position for such date; provided, however, that, if the Parent Guarantor determines that an average exchange rate is a more accurate reflection of the value of such currency over such Rolling Period, the currency exchange rate used may be, at the option of the Parent Guarantor, the currency exchange rate used for the income statements of the Parent Guarantor for such fiscal quarter.”

Section 3. Conditions to Effectiveness. This Amendment shall become effective on the date on which each of the following conditions is satisfied (the “Second Amendment Effective Date”):

(a) Executed Amendment. The Designated Agent shall have received one or more counterparts of this Amendment duly executed by each Loan Party and the Lenders constituting Required Lenders.

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(b) Expenses. The Designated Agent shall have received payment of all expenses then due and payable to the Designated Agent pursuant to the Credit Agreement (including all reasonable attorney costs of the Designated Agent), subject to the Borrower receiving an invoice with respect thereto prior to the Second Amendment Effective Date.

Section 4. Representations and Warranties. To induce the Lenders to enter into this Amendment, each Loan Party represents and warrants to the Designated Agent and Lenders that, as of the Second Amendment Effective Date:

(a) The execution, delivery and performance by each Loan Party of this Amendment are within such Loan Party’s corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party’s Constitutive Documents, (ii) violate any material applicable law or contractual restriction binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iii) result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries.

(b) All authorizations or approvals and other actions by, and all notices to and filings with, any governmental authority or regulatory body or any other third party that are required to be obtained or made by the Loan Parties for the due execution, delivery, recordation, filing or performance by any Loan Party of this Amendment.

(c) This Amendment has been duly executed and delivered by each Loan Party party hereto. This Amendment is the legal, valid and binding obligation of each Loan Party party hereto, enforceable against such Loan Party in accordance with its terms.

(d) Immediately prior to and after giving effect to the terms, conditions, and provisions of this Amendment, no Default or Event of Default exists.

(e) The representations and warranties contained in Section 4.01 of the Credit Agreement are true and correct in all material respects (except for representations and warranties qualified as to materiality and Material Adverse Effect, which shall be true and correct in all respects) on and as of such date, before and after giving effect to this Amendment, as though made on and as of the Second Amendment Effective Date (except to the extent any such representation or warranty specifically relates to an earlier date in which case such representation and warranty shall be accurate in all material respects as of such earlier date).

Section 5. Miscellaneous.

(a) Confirmation of Loan Documents. Each Loan Party hereby covenants and agrees that, except as expressly amended and/or modified by this Amendment, all of the terms, conditions, and provisions of the Credit Agreement and the other Loan Documents shall remain unchanged and in full force and effect. Each Loan Party hereby acknowledges and agrees that, after giving effect to this Amendment, all of its respective obligations and liabilities under the Loan Documents to which it is a party, as such obligations and liabilities have been amended by this Amendment, are reaffirmed, and remain in full force and effect. After giving effect to this Amendment, each Loan Party reaffirms its guaranty of the Guaranteed Obligation, which Guaranteed Obligations shall continue in full force and effect during the term of the Credit Agreement (after giving effect to this Amendment), in each case, on and subject to the terms and conditions set forth in the Credit Agreement (as amended by this Amendment) and the other Loan Documents. The Credit Agreement, together with this Amendment, shall be read and construed as a single agreement. All references in the Loan Documents to the Credit Agreement or any other Loan Document shall hereafter refer to the Credit Agreement or any other Loan Document as amended hereby. On and after the date hereof, this Amendment shall for all purposes constitute a “Loan Document”.

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(b) Limitation of this Amendment. The amendments set forth herein are effective solely for the purposes set forth herein and shall be limited precisely as written. Except as otherwise set forth herein, nothing contained herein and no actions taken pursuant to the terms hereof are intended to constitute a novation of the Credit Agreement, or any waiver of the terms, conditions, or provisions of the Credit Agreement and/or any of the other Loan Documents and do not constitute a release, termination or waiver of any of the rights and/or remedies granted to the Lenders and/or the Designated Agent under the Loan Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “herein”, “hereof” and words of like import and each reference in the Credit Agreement and the Loan Documents to the Credit Agreement shall mean and refer to the Credit Agreement as amended hereby.

(c) Captions. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment.

(d) Successors and Assigns. This Amendment shall be binding upon and shall inure to the sole benefit of the Borrower, the Parent Guarantor, the Designated Agent and the Lenders and their respective successors and assigns.

(e) References. Any reference to the Credit Agreement contained in any notice, request, certificate, or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise require.

(f) Miscellaneous. This Amendment shall be subject to the following Sections of the Credit Agreement, as if set forth herein in their entirety: Sections 9.08, 9.09, 9.10, 9.11, 9.17 and 9.18.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered as of the date first above written.

21ST CENTURY FOX AMERICA, INC., as Borrower

By:	/s/ Steven Tomsic
Name: Steven Tomsic
Title: Executive Vice President and Deputy Chief Financial Officer

TWENTY-FIRST CENTURY FOX, INC., as Parent Guarantor

By:	/s/ Steven Tomsic
Name: Steven Tomsic
Title: Executive Vice President and Deputy Chief Financial Officer

Signature Page to Second Amendment

JPMORGAN CHASE BANK, N.A., as Designated Agent and a Lender

By:	/s/ Peter B. Thauer
Name: Peter B. Thauer
Title: Managing Director

Signature Page to Second Amendment

CITIBANK, N.A., as a Lender

By:	/s/ Michael Vondriska
Name: Michael Vondriska
Title: Vice President

Signature Page to Second Amendment

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name: Ming K. Chu
Title: Director

By:	/s/ Virginia Cosenza
Name: Virginia Cosenza
Title: Vice President

Signature Page to Second Amendment

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Jamie Minieri
Name: Jamie Minieri
Title: Authorized Signatory

Signature Page to Second Amendment

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Donatus Anusionwu
Name: Donatus Anusionwu
Title: Authorized Signatory

Signature Page to Second Amendment